UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 22, 2016
Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2016, Bonanza Creek Energy, Inc. (the “Company”) announced the separation of each of William J. Cassidy and Christopher I. Humber from their positions with the Company. Mr. Cassidy served as the Company’s Executive Vice President and Chief Financial Officer, and Mr. Humber served as the Company’s Executive Vice President, General Counsel and Secretary. Each of Messrs. Cassidy’s and Humber’s employment with the Company is expected to terminate effective March 31, 2016 (the “Cassidy Effective Date”) and March 30, 2016 (the “Humber Effective Date”), respectively.

In connection with the termination of Mr. Cassidy’s employment, the Company and Mr. Cassidy entered into a Separation and General Release Agreement on March 23, 2016 (the “Cassidy Separation Agreement”).  Pursuant to the Cassidy Separation Agreement, (i) the Company will pay Mr. Cassidy $831,000 on the Cassidy Effective Date, (ii) all unvested equity incentives held by Mr. Cassidy pursuant to the Company’s equity incentive plans shall vest immediately and will be payable in accordance with the applicable award agreements and (iii) the Company and Mr. Cassidy each agreed to certain releases and waivers. The Company also agreed to pay Mr. Cassidy a cash incentive award for 2015 performance pursuant to the Company’s 2015 Short-Term Incentive Plan. In addition, Mr. Cassidy will remain subject to certain non-competition, non-solicitation and non-disparagement obligations for a period of fifteen months following his separation date pursuant to the terms of the Cassidy Separation Agreement and his Employment Letter Agreement effective on April 29, 2013 (previously filed by the Company with the Securities and Exchange Commission as Exhibit 10.1 to the Current Report on Form 8-K filed on August 13, 2013).

In connection with the termination of Mr. Humber’s employment, the Company and Mr. Humber entered into a Separation and General Release Agreement on March 22, 2016 (the “Humber Separation Agreement”).  Pursuant to the Humber Separation Agreement, (i) the Company will pay Mr. Humber $761,966 on the Humber Effective Date, (ii) all unvested equity incentives held by Mr. Humber pursuant to the Company’s equity incentive plans shall vest immediately and will be payable in accordance with the applicable award agreements and (iii) the Company and Mr. Humber each agreed to certain releases and waivers. The Company has also agreed to pay Mr. Humber a cash incentive award for 2015 performance pursuant to the Company’s 2015 Short-Term Incentive Plan. In addition, Mr. Humber will remain subject to certain non-competition, non-solicitation and non-disparagement obligations for a period of fifteen months following his separation date pursuant to the terms of the Humber Separation Agreement and his Employment Letter Agreement effective on April 29, 2013 (previously filed by the Company with the Securities and Exchange Commission as Exhibit 10.5 to the Current Report on Form 8-K filed on May 3, 2013).

In connection with the termination of Mr. Cassidy’s employment, the Board appointed Wade E. Jaques to serve as the Company’s acting principal financial officer, effective as of March 31, 2016. Mr. Jaques, age 43, joined the Company on December 8, 2010 as its Controller, was promoted to Chief Accounting Officer in September 2011 and was elected a Vice President in November 2012. Prior to joining the Company, Mr. Jaques was the Controller and Assistant Corporate Secretary for Ellora Energy Inc., a Colorado based independent oil and gas company, from October 2005 until shortly after its merger with Exxon Mobil Corporation in August 2010. Prior to joining Ellora Energy, Mr. Jaques was an audit manager with Deloitte & Touche’s Denver office serving oil and gas clients. Mr. Jaques holds both a Bachelor’s and Master’s degree in Accountancy from Utah State University and is a certified public accountant in Texas and Colorado. No change has been made to compensation levels previously disclosed by the Company for Mr. Jaques in connection with this appointment.

A copy of the Company’s press release announcing these events is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

99.1	Press release issued March 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: March 25, 2016	By:	/s/ Richard J. Carty
	Name:	Richard J. Carty
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued March 25, 2016.